Filed Pursuant to Rule 424(b)(7)
Registration No. 333-267503
PROSPECTUS

Up to 566,982,174 Common Shares
The securityholders named in this prospectus or their permitted transferees (the “Holders”) may offer and sell from time to time up to 566,982,174 common shares, par value $0.0000000341740141 per share (the “Common Shares”).
The Holders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of Common Shares. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Holders will bear all commissions and discounts, if any, attributable to their sale of Common Shares. See the section titled “Plan of Distribution.”
Our Common Shares are listed on the Nasdaq Global Market (the “Nasdaq”) under the trading symbol “ROIV.” On September 30, 2022, the last reported sale price of our Common Shares was $3.22 per share.
We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 4 of this prospectus, in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference herein.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
October 3, 2022

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, the Holders may from time to time offer to sell Common Shares described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the Holders may offer.
Before buying any of the Common Shares that the Holders are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein, as well as the additional information described under the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.
We provide information to you about this offering of Common Shares by the Holders in this prospectus, which describes the specific details regarding this offering. If information in this prospectus is inconsistent with the documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
Neither we nor any Holder (as defined below) has authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. Neither we nor any Holder takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” herein and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to the “company,” “Roivant,” “we,” “us,” “our” and similar terms refer to Roivant Sciences Ltd., a Bermuda exempted limited company, and its consolidated subsidiaries. Our fiscal year ends on March 31.
Roivant Sciences Ltd.
Overview
We are building the next-generation “big pharma” company, organized to harness modern technologies and computational tools as well as the entrepreneurial spirit of nimble biotechnology companies at scale. Our mission is to improve the delivery of healthcare to patients by treating every inefficiency as an opportunity.
We are a diverse team of experienced drug developers, scientists, physicians, company builders, data scientists and engineers, biopharma investors, physicists and business development professionals dedicated to improving the lives of patients. At Roivant, we combine our team’s extensive experience and multi-disciplinary expertise with innovative technologies to identify and advance potentially transformative medicines.
We deploy a hypothesis-driven approach to identify novel or clinically-validated targets and biological pathways in areas of high unmet medical need. We then seek to acquire, in-license or discover promising drug candidates against those targets or pathways. Our small molecule discovery engine is powered by leading computational physics and machine learning (“ML”) capabilities for in silico drug design.
We develop drugs and drug candidates in subsidiary companies we call “Vants” with a distinct approach to sourcing talent, aligning incentives and deploying technology. Each of our Vant teams is built with deep relevant expertise to promote successful execution of our development strategy. Our Vants continue to benefit from the support of the Roivant platform and technologies that are built to address inefficiencies in the drug discovery, development and commercialization process.
Our agile Vant model has allowed us to rapidly add capabilities in diverse therapeutic areas, including immunology, dermatology and oncology, and modalities, including biologics, topicals and bifunctional small molecules. We have launched and taken public multiple Vants, resulting in an aggregate ownership stake of approximately $451 million in our publicly-traded Vants as of June 30, 2022 (inclusive of the value of certain shares of Myovant Sciences Ltd. as to which Roivant has a return right under certain circumstances). The Vant model also enables a modular approach to the monetization of therapies we advance through development, allowing us to pursue commercialization of some products independently, while selectively establishing partnerships for other Vants or divesting of the Vants entirely.
Since our founding in 2014, we have:
•	commercially launched VTAMA® (tapinarof) cream 1% for the treatment of plaque psoriasis in adults;
•	conducted nine international Phase 3 trials, the last eight of which have been successful;
•	consummated a $3 billion upfront partnership with Sumitomo Pharma Co., Ltd. (“Sumitomo”);
•	received six FDA approvals for drugs developed by Vants launched by Roivant, including VTAMA and four drugs that received FDA approval after their transfer to Sumitomo;
•	built a broad and differentiated pipeline of drugs and drug candidates ranging from early discovery to commercial stage; and
•	launched Roivant Discovery, our small molecule discovery engine, consisting of a collection of advanced computational physics capabilities, integrated with an in-house wet lab facility.

Corporate Information
We were registered as an exempted limited company in Bermuda in 2014, under the name Valor Biotechnology Ltd. In November 2014 we changed our name to Roivant Sciences Ltd. Our principal executive offices are located at Suite 1, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom. Our telephone number is +44 207 400 3347.
Our web page address is https://roivant.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document or any other document that we file with or furnish to the SEC.
We are an “emerging growth company” (an “EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.
Nasdaq Global Market Listing
Our Common Shares are listed on the Nasdaq Global Market under the symbol “ROIV.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

THE OFFERING
Securities offered
566,982,174 Common Shares, to be offered from time to time by the Holders.
Terms of the offering
The Holders will determine when and how they will dispose of the Common Shares registered for resale under this prospectus.
Risk factors
Investment in our securities involves a high degree of risk. You should read the “Risk Factors,” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors to consider before deciding to purchase our Common Shares.
Nasdaq Global Select Market Symbol
Our Common Shares are listed on the Nasdaq Global Market under the trading symbol “ROIV.”
For additional information concerning the offering, see “Plan of Distribution” beginning on page 10.

RISK FACTORS
Our business and investing in our securities involves a high degree of risk. You should carefully consider the risks discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we and the Holders may authorize for use in connection with this offering. You should also consider the risks, uncertainties and other information set forth in the reports and other materials filed or furnished by us and our majority-controlled subsidiary, Immunovant, Inc. (“Immunovant”), with the SEC. The risks identified in these SEC filings could have a material and adverse impact on our business, prospects, results of operations, financial condition and cash flows. If any such events were to happen, the trading price of our Common Shares could decline, and you could lose all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to risk associated with:
•	our limited operating history and risks involved in biopharmaceutical product development;
•	our limited experience as a commercial-stage company and ability to successfully commercialize VTAMA® (tapinarof);
•	our ability to raise additional capital to fund our business on acceptable terms or at all;
•	the fact that we will likely incur significant operating losses for the foreseeable future;
•
the impact of public health outbreaks, epidemics or pandemics (such as the COVID-19 pandemic) on our business (including our clinical trials and preclinical studies), operations and financial condition and results;

•	our ability to acquire, in-license or discover new product candidates;
•	our Vant structure and the potential that we may fail to capitalize on certain development opportunities;
•	clinical trials and preclinical studies, which are very expensive, time-consuming, difficult to design and implement and involve uncertain outcomes;
•	the unproven nature of our approach to the discovery and development of product candidates from our small molecule discovery engine;
•
the novelty, complexity and difficulty of manufacturing certain of our products and product candidates, including any manufacturing problems that result in delays in development or commercialization of our products and product candidates;

•	difficulties we may face in enrolling and retaining patients in clinical trials and/or clinical development activities;
•	the results of our clinical trials not supporting our proposed claims for a product candidate;
•	changes in interim, top-line and/or preliminary data from our clinical trials changing as more data becoming available or being delayed due to audit and verification process;
•	changes in product manufacturing or formulation that could lead to the incurrence of costs or delays;
•	the failure of any third-party we contract with to conduct, supervise and monitor our clinical trials to perform in a satisfactory manner or to comply with applicable requirements;
•
the fact that obtaining approvals for new drugs is a lengthy, extensive, expensive and unpredictable process that may end with our inability to obtain regulatory approval by the FDA or other regulatory agencies in other jurisdictions;

•
the failure of our clinical trials to demonstrate substantial evidence of the safety and efficacy of our products and product candidates, including, but not limited to, scenarios in which our products and product candidates may cause adverse effects that could delay regulatory approval, discontinue clinical trials, limit the scope of approval or generally result in negative media coverage of us;

•	our inability to obtain regulatory approval for a product or product candidate in certain jurisdictions, even if we are able to obtain approval in certain other jurisdictions;
•	our ability to effectively manage growth and to attract and retain key personnel;
•	any business, legal, regulatory, political, operational, financial and economic risks associated with conducting business globally;
•	our ability to obtain and maintain patent and other intellectual property protection for our technology, products and product candidates;
•	the inadequacy of patent terms and their scope to protect our competitive position;
•
the failure to issue (or the threatening of their breadth or strength of protection) or provide meaningful exclusivity for our current and future products and product candidates of our patent applications that we hold or have in-licensed;

•
the fact that we do not currently and may not in the future own or license any issued composition of matter patents covering certain of our products and product candidates and our inability to be certain that any of our other issued patents will provide adequate protection for such products and product candidates;

•
the fact that our largest shareholders (and certain members of our management team) own a significant percentage of our shares and will be able to exert significant control over matters subject to shareholder approval;

•	the outcome of any pending or potential litigation, including but not limited to our expectations regarding the outcome of any such litigation and costs and expenses associated with such litigation;
•	changes in applicable laws or regulations;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors; and
•	other risks and uncertainties indicated from time to time in filings made with the SEC.
These risks are not exhaustive. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

USE OF PROCEEDS
All the Common Shares offered in this prospectus are being sold by the Holders. We will not receive any proceeds from the sale of Common Shares by the Holders.

SELLING HOLDERS
This prospectus relates to the possible offer and resale by the selling securityholders identified below (the “Holders”) of up to 566,982,174 issued and outstanding Common Shares (including Common Shares underlying vested restricted share awards).
When we refer to the “Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Holders’ interest in the securities of the Company listed in the table below after the date of this prospectus such that registration rights shall apply to those securities.
Unless otherwise indicated below, the following table is prepared based on information provided to us by the Holders as of September 15, 2022. They set forth the name and address of the Holders, the aggregate number of Common Shares that the Holders may offer pursuant to this prospectus, and the beneficial ownership of the Holders both before and after the offering. Unless otherwise indicated below, we have based percentage ownership prior to this offering on 704,383,385 Common Shares outstanding as of September 15, 2022. The following table does not reflect the beneficial ownership of any Common Shares issuable upon exercise of Warrants or incentive equity awards unless such securities are exercisable or convertible within 60 days. The ownership percentages set forth in the table do not take into account the issuance of any Common Shares underlying vested incentive equity awards, where the number of shares underlying such awards is not determinable until the actual payment date of such awards. However, shares that a person has the right to acquire within 60 days of September 15, 2022 are deemed issued and outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed issued and outstanding for purposes of computing the percentage ownership of any other person.
We cannot advise you as to whether the Holders will in fact sell any or all of the securities set forth in the table below. In addition, subject to certain limitations, the Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below table, unless otherwise indicated below, we have assumed that the Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o Roivant Sciences Ltd., Suite 1, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom.
	Common Shares
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
SVF Investments(1)	99,375,586	99,375,586	—	—
QVT Entities(2)	129,393,817	129,393,817	—	—
Dexxon Holdings(3)(**)	98,849,443	98,849,443	—	—
Viking Global Entities(4)	88,238,700	88,238,700	—	—
Sumitomo Pharma(5)	86,367,360	86,367,360	—	—
Vivek Ramaswamy(**)	79,322,818	58,409,211	20,913,607	2.9%
Parkway Limited(6)	595,400	197,036	398,364	*
Chengwei Capital HK Limited(7)	11,575,980	3,830,829	7,745,151	1.1%
Sequoia Capital China(8)	5,205,418	1,639,419	3,565,999	*
Junson Development International Limited(9)	2,161,562	680,773	1,480,789	*
*	Less than 1%.
**
Each of these holders continues to be subject to an extended lock-up covering their equity securities, including those registered hereby, as follows: (i) 25% of holdings are subject to a one year lock-up, measured from the closing of our business combination with Montes Archimedes Acquisition Corp. (the “Business Combination”) (which will expire on September 30, 2022) and (ii) 50% of holdings are subject to a three year lock-up, measured from the closing of the Business Combination. 25% of the holdings were subject to a six-month lock-up, measured from the closing of the Business Combination and the lock-up of such shares expired on March 30, 2022.

(1)
Securities held of record by SVF Investments (UK) Limited (“SVF Investments”). SVF GP (Jersey) Limited is the general partner of Softbank Vision Fund LP, which is the managing member of SVF Holdings (UK) LLP (“SVF Holdings”), which is the sole owner of

SVF Investments. SB Investment Advisers (UK) Limited (“SBIA UK”) has been appointed by SVF GP (Jersey) Limited as the alternative investment fund manager (“AIFM”) of SoftBank Vision Fund LP. SBIA UK is authorized and regulated by the UK Financial Conduct Authority and is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund LP’s investments. Voting and investment determinations with respect to the securities held of record by SVF Investments are made by the board of directors of SBIA UK, which consists of Rajeev Misra, Saleh Romeih, Kalika Jayasekera and Neil Hadley. Accordingly, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities held of record by SVF Investments. Each of them disclaims any such beneficial ownership. The registered address for Softbank Vision Fund LP and SVF GP (Jersey) Limited is Aztec Group House 11-15 Seaton Place, St. Helier, Y9 JE40QH. The principal address of SVF Investments, SVF Holdings, and SBIA UK is 69 Grosvenor Street, London, United Kingdom W1K 3JP.
(2)
Consists of Common Shares held by QVT Financial Investment Cayman Ltd., QVT Roiv Hldgs Offshore Ltd., QVT Roiv Hldgs Onshore Ltd., QVT Deferred Compensation Holdings Ltd., QVT P&E Roiv Hldgs Ltd. and Fourth Avenue Capital Partners LP (together, the “QVT Entities”). Fourth Avenue Capital Partners GP LLC may be deemed to share beneficial ownership of the Common Shares held by Fourth Avenue Capital Partners LP. Each of QVT Financial LP and QVT Financial GP LLC may be deemed to share beneficial ownership of the Common Shares held by the QVT Entities. The Managing Members of QVT Financial GP LLC and Fourth Avenue Capital Partners GP LLC are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom disclaims beneficial ownership of the securities held by the QVT Entities. The principal business address for the QVT Entities, QVT Financial LP, QVT Financial GP LLC, Fourth Avenue Capital Partners GP LLC and the Managing Members is 888 Seventh Avenue, 43rd Floor, New York, NY 10106.

(3)
Consists of Common Shares held by Dexxon Holdings Ltd. (“Dexxon Holdings”) and Dexcel Pharma Technologies Ltd. (“Dexcel Pharma”). Dan Oren is the sole shareholder and sole director of Dexxon Holdings and the ultimate (indirect) sole shareholder and the Executive Chairman of Dexcel Pharma. As such, each of Dexxon Holdings, Dexcel Pharma and Dan Oren may be deemed to share beneficial ownership of the Common Shares. The principal business address of Dexxon Holdings and Dan Oren is 1 Dexcel Street, Or Akiva, 3060000, Israel. The principal business address of Dexcel Pharma is 21 Nahum Haftzadi Street, Jerusalem, 9548402, Israel.

(4)
Consists of Common Shares held by Viking Global Equities Master Ltd. (“VGEM”), Viking Global Equities II LP (“VGEII”), Viking Long Fund Master Ltd. (“VLFM”) and Viking Global Opportunities Illiquid Investments Sub-Master LP (“Opportunities Fund,” and together with all of the preceding entities, the “Viking Global Entities”). VGEM has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Global Performance LLC (“VGP”), and by Viking Global Investors LP (“VGI”), which provides managerial services to VGEM. VGEII has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, VGP, and by VGI, which provides managerial services to VGEII. VLFM has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Long Fund GP LLC (“VLFGP”), and by VGI, which provides managerial services to VLFM. Opportunities Fund has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Opportunities GP”), and by VGI, which provides managerial services to Opportunities Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI), VGP, VLFGP and Viking Global Opportunities Parent GP LLC (the sole member of Viking Global Opportunities GP LLC, which is the sole member of Opportunities GP) have shared authority to direct the voting and disposition of investments beneficially owned by VGI, VGP, VLFGP and Opportunities GP. The business address of each of the Viking Global Entities is 55 Railroad Avenue, Greenwich, Connecticut 06830.

(5)	Consists of Common Shares held by Sumitomo Pharma Co., Ltd. (“Sumitomo”). The principal business address of Sumitomo is 6-8 Doshomachi 2-chome, Chuo-ku, Osaka 541-0045 Japan.
(6)
Xie Yi Jing is a director of Parkway Limited and has voting and dispositive power over the Common Shares. The address of each of Mr. Jing and Parkway Limited is 25F East Tower, Raffles City, the Bund, No. 1089 East Daming Road, Shanghai, China.

(7)
Chengwei Capital HK Limited is wholly owned by Chengwei Evergreen Capital, LP. Chengwei Evergreen Management, LLC is the general partner and wholly controls Chengwei Evergreen Capital, LP. Chengwei Evergreen Management, LLC in return is controlled by EXL Holdings, LLC, which is controlled by Eric X. Li. Eric X. Li is a Director of Chengwei Capital HK Limited and has voting and dispositive power over the Common Shares. The address of each of Eric X. Li and Chengwei Capital HK Limited is Room 3303A The Centrium, 60 Wyndham Street Central, Hong Kong.

(8)
SCC Venture VII Holdco H, Ltd. is an exempted company with limited liability incorporated under the law of the Cayman Islands, and is wholly owned by Sequoia Capital China Venture Fund VII, L.P. The general partner of Sequoia Capital China Venture Fund VII, L.P. is SC China Venture VII Management, L.P., whose general partner is SC China Holding Limited. SC China Holding Limited is wholly owned by SNP China Enterprises Limited, which in turn is wholly owned by Mr. Neil Nanpeng Shen. The registered address of SCC Venture VII Holdco H, Ltd. is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(9)
Mr. Kui CAI is a director of Junson Development International Limited and has voting and dispositive power over the Common Shares. The address of each of Mr. Kui CAI and Junson Development International Limited is Units 4607-11, 46/F, The Center, 99 Queen’s Road Central, Hong Kong.

PLAN OF DISTRIBUTION
We are registering the resale by the Holders or their permitted transferees of up to 566,982,174 issued and outstanding Common Shares (including Common Shares underlying vested restricted share awards) from time to time in one or more offerings.
We will not receive any of the proceeds from sales by the Holders. The aggregate proceeds to the Holders will be the purchase price of the securities less any discounts and commissions borne by the Holders.
The Common Shares beneficially owned by the Holders covered by this prospectus may be offered and sold from time to time by the Holders. The term “Holders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Holder as a gift, pledge, partnership distribution or other transfer. The Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Holders may sell their Common Shares by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of Nasdaq;
•
through trading plans entered into by a Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;
•	in options transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted by applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Common Shares in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of Common Shares in the course of hedging the positions they assume with Holders. The Holders may also sell Common Shares short and redeliver the shares to close out such short positions. The Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Holders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Holder or borrowed from any Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Holders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Holders and any broker-dealers who execute sales for the Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Holders and their affiliates. In addition, we will make copies of this prospectus available to the Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
The Holders have agreed, and the other Holders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

LEGAL MATTERS
Conyers Dill & Pearman Limited have passed upon the validity of the Common Shares offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The consolidated financial statements of Roivant Sciences Ltd. appearing in Roivant Sciences Ltd.'s Annual Report (Form 10-K) for the year ended March 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement, our exhibits and the other documents incorporated by reference herein.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://roivant.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.
Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40782):
•	our Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on June 28, 2022;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 15, 2022;
•
the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended March 31, 2022 from our Definitive Proxy Statement on Schedule 14A relating to our 2022 annual meeting of stockholders, filed with the SEC on July 26, 2022;

•	our Current Reports on Form 8-K filed with the SEC on June 28, 2022 (solely with respect to Item 5.02), September 21, 2022 and September 28, 2022 (solely with respect to Item 8.01); and
•
the description of our Common Shares in our registration statement on Form 8-A/A filed with the SEC on September 30, 2021, including any amendments thereto or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.roivant.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. You can obtain any of the documents incorporated by reference into this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:
Suite 1, 3rd Floor
11-12 St. James’s Square
London SW1Y 4LB
United Kingdom
+44 207 400 3347